Exhibit 99.1

NEWS For Immediate Release

Editorial Contact: Joe Horine

614-726-4775

joe.horine@quest.com

Investor Contact: Scott Davidson

949-754-8659

scott.davidson@quest.com

QUEST SOFTWARE REPORTS RECORD REVENUES FOR FIRST QUARTER 2006

Revenue Grows 23% Year-over-Year to $127.5 Million for the Quarter

ALISO VIEJO, Calif., May 4, 2006 – Quest Software, Inc. (Nasdaq: QSFT) today reported financial results for the first quarter ended March 31, 2006. Total revenues increased 23.4% year-over-year to $127.5 million compared to last year’s first quarter revenue of $103.3 million.

GAAP Results

Quest Software’s GAAP net income for the first quarter was $6.6 million, or $0.06 per diluted share. GAAP operating margins decreased year-over-year from 14.4% to 6.4% in the first quarter, resulting in GAAP operating income of $8.1 million.

Non-GAAP Results

On a pro forma basis, operating margins were 17.0% for the quarter, resulting in pro forma net income of $15.9 million, or $0.15 per share on a diluted basis. This compares to pro forma net income of $12.4 million, or $0.12 per share on a diluted basis for the first quarter ended March 31, 2005. Quest Software generated cash flow from operations of $39.6 million in the March 2006 quarter.

A reconciliation of pro forma and as reported financial results is included with this press release.

“We are pleased with our strong performance in Q1 that demonstrates the business momentum we continue to realize in the market by providing key solutions to our customers’ IT management needs,” said Vinny Smith, chairman and chief executive officer, Quest Software. “We combined effective execution in current markets with expanded investment to broaden our product line and enter complementary new markets such as e-mail archiving with the acquisition of AfterMail, all as part of

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Quest Reports First Quarter 2006 Results – page 2 of 8

our continued focus on helping customers increase productivity and get better performance from their applications, databases and infrastructure.”

Quest Software management utilizes non-GAAP financial measures in the presentation of the Company’s results to provide a consistent understanding of its historical operating performance and comparisons with peer companies. Management believes that pro forma reporting provides a more meaningful representation of the Company’s on-going economic performance and therefore uses pro forma reporting internally to evaluate and manage the Company’s operations. Management believes that these measures provide useful information because they exclude certain items, such as amortization of acquisition-related intangible assets, stock-based compensation expense and impacts of other events, which might otherwise obscure the results of operations of our core business when compared to our historical performance or competitors or may not necessarily be relevant to understanding the operating activities within the Company’s business.

Financial Outlook

Quest Software management offers the following guidance for the second quarter ending June 30, 2006:

•	Revenue is expected to be in the range of $127.0 million to $131.0 million;

•	GAAP diluted earnings per share is expected to be in the range of $0.06 to $0.08 per share;

•	Pro forma diluted earnings per share is expected to be in the range of $0.13 to $0.15 per share. The pro-forma guidance excludes approximately $0.03 per share of amortization of acquisition-related intangible assets and $0.04 per share related to the effects of stock-based compensation expense.

For the full year ending December 31, 2006, Quest Software management offers the following guidance:

•	Annual revenue is expected to be in the range of $535 million to $550 million;

•	GAAP diluted earnings per share is expected to be in the range of $0.35 to $0.42 per share.

•	Pro forma diluted earnings per share is expected to be in the range of $0.67 to $0.73. The pro-forma guidance excludes approximately $0.13 per share of amortization of acquisition-related intangible assets and $0.18 to $0.19 per share related to the effects of stock-based compensation expense.

First Quarter 2006 Conference Call Information

Quest Software will host a conference call today, Thursday, May 4, 2006 at 2:00 p.m. Pacific Time, to discuss its results. A simultaneous Web cast of the conference call will be available on Quest

Quest Reports First Quarter 2006 Results – page 3 of 8

Software’s Web site in the Investors – IR Events section at www.quest.com. A Web cast replay will be available on the same Web site through May 4, 2007. An audio replay of the call will also be available through May 18, 2006 by dialing (888) 203-1112 (from the U.S. or Canada) or (719) 457-0820 (outside the U.S. and Canada), using confirmation code: 2334376.

About Quest Software, Inc.

Quest Software, Inc. delivers innovative products that help organizations get more performance and productivity from their applications, databases and Windows infrastructure. Through a deep expertise in IT operations and a continued focus on what works best, Quest helps more than 18,000 customers worldwide meet higher expectations for enterprise IT. Quest Software, headquartered in Aliso Viejo, Calif., can be found in offices around the globe and at www.quest.com.

Quest and Quest Software are registered trademarks of Quest Software, Inc. The Quest Software logo and all other Quest Software product or service names and slogans are registered trademarks or trademarks of Quest Software, Inc. All other trademarks and registered trademarks are property of their respective owners.

Forward Looking Statements

This release and the matters to be discussed on the conference call may include predictions, estimates and other information that might be considered forward-looking statements. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ from those anticipated as a result of various factors, including: the impact of adverse changes in general economic conditions on our relationships with customers, strategic partners and vendors; reductions or delays in information technology spending; variations in demand or the size and timing of customer orders; competitive conditions in our various product areas; rapid technological change; risks associated with the development and market acceptance of new products and product strategies; disruptions caused by acquisitions of companies and/or technologies; fluctuating currency exchange rates and risks associated with international operations; the need to attract and retain qualified employees; and other risks inherent in software businesses. For a discussion of these and other related risks, please refer to our recent SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2005, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

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Quest Reports First Quarter 2006 Results - page 4 of 8

QUEST SOFTWARE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Revenues:
Licenses	$63,680	$54,718
Services	63,839	48,630

Total revenues	127,519	103,348
Cost of revenues:
Licenses	1,262	968
Services	11,458	8,675
Amortization of purchased technology	3,451	2,255

Total cost of revenues	16,171	11,898

Gross profit	111,348	91,450
Operating expenses:
Sales and marketing	58,949	43,393
Research and development	27,406	21,120
General and administrative	14,440	9,702
Amortization of other purchased intangible assets	2,133	1,276
In-process research and development	300	1,050

Total operating expenses	103,228	76,541

Income from operations	8,120	14,909
Other income (expense), net	2,284	(1,510)

Income before income tax provision	10,404	13,399
Income tax provision	3,765	4,360

Net income	$6,639	$9,039

Net income per share:
Basic	$0.07	$0.09

Diluted	$0.06	$0.09

Weighted average shares:
Basic	100,424	96,195
Diluted	103,755	99,585

Quest Reports First Quarter 2006 Results - page 5 of 8

QUEST SOFTWARE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31, 2006
	GAAP	Adjustments		Adjusted
Revenues:
Licenses	$63,680			$63,680
Services	63,839			63,839

Total revenues	127,519			127,519
Cost of revenues:
Licenses	1,262	(2	) (1)	1,260
Services	11,458	(337	) (1)	11,121
Amortization of purchased technology	3,451	(3,451)		—

Total cost of revenues	16,171			12,381

Gross profit	111,348			115,138
Operating expenses:
Sales and marketing	58,949	(3,149	) (1)	55,800
Research and development	27,406	(2,505	) (1)	24,901
General and administrative	14,440	(1,625	) (1)	12,815
Amortization of other purchased intangible assets	2,133	(2,133)		—
In-process research and development	300	(300	) (2)	—

Total operating expenses	103,228			93,516

Income from operations	8,120			21,622
Other income, net	2,284			2,284

Income before income tax provision	10,404			23,906
Income tax provision	3,765	4,222	(3)	7,987

Net income	$6,639			$15,919

Net income per share:
Basic	$0.07			$0.16

Diluted	$0.06			$0.15

Weighted average shares:
Basic	100,424			100,424
Diluted	103,755			103,755

(1)	Represents stock based compensation. Also, includes payroll taxes attributed to stock option exercises. The portion of these adjustments attributable to the implementation of Statement of Financial Accounting Standards No. 123(R) is as follows:

Cost of License	$(2)
Cost of Services	(311)
Sales and marketing	(2,732)
Research and development	(1,994)
General and administrative	(1,587)

Total	$(6,626)

(2)	Represents a one-time charge to write off in-process research and development assumed with our acquisition of AfterMail Limited in January 2006.
(3)	Represents the tax effect of adjustments.

Quest Reports First Quarter 2006 Results - page 6 of 8

QUEST SOFTWARE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31, 2005
	GAAP	Adjustments		Adjusted
Revenues:
Licenses	$54,718			$54,718
Services	48,630			48,630

Total revenues	103,348			103,348
Cost of revenues:
Licenses	968			968
Services	8,675	(38	) (1)	8,637
Amortization of purchased technology	2,255	(2,255)		—

Total cost of revenues	11,898			9,605

Gross profit	91,450			93,743
Operating expenses:
Sales and marketing	43,393	(285	) (1)	43,108
Research and development	21,120	(398	) (1)	20,722
General and administrative	9,702	(11	) (1)	9,691
Amortization of other purchased intangible assets	1,276	(1,276)		—
In-process research and development	1,050	(1,050	) (2)	—

Total operating expenses	76,541			73,521

Income from operations	14,909			20,222
Other expense, net	(1,510)			(1,510)

Income before income tax provision	13,399			18,712
Income tax provision	4,360	1,948	(3)	6,308

Net income	$9,039			$12,404

Net income per share:
Basic	$0.09			$0.13

Diluted	$0.09			$0.12

Weighted average shares:
Basic	96,195			96,195
Diluted	99,585			99,585

(1)	Represents stock based compensation. Also, includes payroll taxes attributed to stock option exercises.

(2)	Represents a one-time charge to write off in-process research and development assumed with our acquisition of Wingra Technologies, Inc. in January 2005.

(3)	Represents the tax effect of adjustments.

QUEST SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$152,003	$121,025
Short-term marketable securities	79,467	74,398
Accounts receivable, net	77,539	116,052
Prepaid expenses and other current assets	14,180	15,202
Deferred income taxes	11,891	11,905

Total current assets	335,080	338,582
Property and equipment, net	85,769	82,845
Long-term marketable securities	41,347	47,538
Amortizing intangible assets, net	66,031	68,975
Goodwill	442,890	430,239
Other assets	6,315	4,828

Total assets	$977,432	$973,007

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,468	$3,756
Accrued compensation	26,923	32,696
Other accrued expenses	27,855	34,351
Income taxes payable	8,907	19,554
Current portion of deferred revenue	136,714	140,267

Total current liabilities	204,867	230,624
Long-term liabilities:
Long-term portion of deferred revenue	36,540	34,980
Deferred income taxes	11,399	10,576
Other long-term liabilities	1,421	1,460

Total long-term liabilities	49,360	47,016
Shareholders’ equity	723,205	695,367

Total liabilities and shareholders’ equity	$977,432	$973,007

Quest Reports First Quarter 2006 Results - page 8 of 8

QUEST SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Cash flows from operating activities:
Net income	$6,639	$9,039
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,394	6,148
Compensation expense associated with stock option grants	7,287	683
Deferred income taxes	(16)	(41)
Excess tax benefit related to stock-based compensation	(2,349)	259
Provision for bad debts	(146)	(80)
In-process research and development	300	1,050
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	40,007	43,513
Prepaid expenses and other current assets	1,107	461
Other assets	204	141
Accounts payable	352	548
Accrued compensation	(5,997)	(6,614)
Other accrued expenses	(6,711)	(8,035)
Litigation settlement payment	—	(16,000)
Income taxes payable	(8,204)	(2,351)
Deferred revenue	(2,228)	(1,010)
Other liabilities	(32)	(108)

Net cash provided by operating activities	39,607	27,603
Cash flows from investing activities:
Purchases of property and equipment	(6,254)	(3,039)
Cash paid for acquisitions, net of cash acquired	(15,259)	(12,754)
Purchases of equity investments	(1,636)	—
Sales and maturities of marketable securities	935	2,064

Net cash used in investing activities	(22,214)	(13,729)
Cash flows from financing activities:
Repayment of repurchase agreement	—	(12,725)
Repayment of capital lease obligations	(64)	(85)
Proceeds from the exercise of stock options	12,008	1,472
Excess tax benefit related to stock-based compensation	2,349	—

Net cash provided by (used in) financing activities	14,293	(11,338)
Effect of exchange rate changes on cash and cash equivalents	(708)	851

Net increase in cash and cash equivalents	30,978	3,387
Cash and cash equivalents, beginning of period	121,025	118,157

Cash and cash equivalents, end of period	$152,003	$121,544